Exhibit 24

UNION PACIFIC CORPORATION

Powers of Attorney

Each of the undersigned directors of Union Pacific Corporation, a Utah corporation (the “Company”), do hereby appoint each of James R. Young, Barbara W. Schaefer, and Thomas E. Whitaker his or her true and lawful attorney-in-fact and agent, to sign on his or her behalf the Company’s Annual Report on Form 10-K, for the year ended December 31, 2004, and any and all amendments thereto, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of January 27, 2005.

/s/ Phillip F. Anschutz	/s/ Ivor J. Evans
Phillip F. Anschutz	Ivor J. Evans

/s/ Errol B. Davis, Jr.	/s/ Judith Richards Hope
Errol B. Davis, Jr.	Judith Richards Hope

/s/ Thomas J. Donohue	/s/ Michael W. McConnell
Thomas J. Donohue	Michael W. McConnell

/s/ Archie W. Dunham	/s/ Steven R. Rogel
Archie W. Dunham	Steven R. Rogel

/s/ Spencer F. Eccles	/s/ Ernesto Zedillo
Spencer F. Eccles	Ernesto Zedillo